[GRAPHIC OMITTED]
BUDAPEST, II. KER. KAPAS U. 31., V. EM. 43.
POSTACIM: 1277 BUDAPEST, PF. 86.
TEL:  201-5083, 212-4265,  FAX: 212-4275
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English Licence No. IM/IGKOD/2002/KOZJ/2382-------------------------------------
Deed Number:[***].--------------------------------------------------------------
 ----------------------------CERTIFIED OFFICE COPY------------------------------
 --------------------------------NOTARIAL DEED----------------------------------

Before me doktor Zaborszky Eszter Notary Substitute, acting for doktor Judit Bokai, Notary of the Second District of the City of Budapest, hereby certify that the following parties appeared before me in the Notary's office 1027 Budapest, Kapas utca 31. V/43. at the date below:

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1. SMITHFIELD  FIDUCIARY LLC whose registered office is at the offices of Maples and Calder, Attorneys-at-Law, Ugland House P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies, registered under No. 94284, represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY" and the ,,COLLATERAL AGENT") and

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2. IROQUOIS MASTER FUND LTD. having its registered seat at 641 Lexington Avenue,
26th Floor New York, New York 10022 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing
authority     by    power    of     attorney,     (the     ,,SECURED     PARTY")
and

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3. ROCKMORE INVESTMENT MASTER FUND, LTD. having its registered seat at 650 Fifth
Avenue 24th Floor New York, New York 10019 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his
signing    authority   by   power   of   attorney,    (the   ,,SECURED   PARTY")
and

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4. CRANSHIRE CAPITAL,  L.P. having its registered seat at 666 Dundee Road, Suite
1901, Northbrook, IL 60062 U.S.A., F.E.I.N number 364055954, represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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5. GRACE BROTHERS, LTD. having its registered seat at 1560 Sherman Ave Evanston,
Illinois 60201 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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6. RAQ,  LLC having its  registered  seat at 787 7th Avenue 48th Floor New York,
New York 10019 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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7. PARAGON  CAPITAL,  L.P.  having its  registered  seat at 110 East 59th St New
York, New York 10022 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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

8. NITE CAPITAL, L.P. having its registered seat at 100 E Cook Avenue #201 Libertyville, Illinois 60048 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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9. BRISTOL  INVESTMENT  FUND,  LTD. having its registered seat at 10990 Wilshire
Blvd #1410 Los Angeles, California 90024 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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10. GLOBAL HUNTER HOLDINGS, L.P. having its registered seat at 1808 Point de Vue
Suite 1000 Ft. Mound, Texas 75022 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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11. HUDSON BAY FUND L.P.  having its registered  seat at 120 Broadway 40th Floor
New York, New York 10271 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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12.  RONALD HART having its  permanent  address at 4821  Crestwood  Drive Little
Rock, Arkansas 72207 U.S.A., place and date of birth: Syracuse, New York, U.S.A., March 23, 1942, mother's maiden name: Colvin, represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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13. KUEKENHOF CAPITAL MANAGEMENT, LLC having its registered seat at 22 Church St
Suite #5 Ramsey, New Jersey 07446 U.S.A., represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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14. SIMON HALEGOUA  having its permanent  address at 1 Crescent Road  Bellterre,
New York 11777 U.S.A., place and date of birth: New York City, New York, U.S.A., June 6, 1953, mother's maiden name: Colvin, represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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15. ISAAK HALEGOUA having its permanent address at 25 Bell Circle Bellterre, New
York 11777 U.S.A., place and date of birth: Athens, Greece, March 5, 1948, mother's maiden name: Stakouakis, represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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16. AUDREY  HALEGOUA having its permanent  address at 25 Bell Circle  Bellterre,
New York 11777 U.S.A., place and date of birth: New York City, New York, U.S.A. February 21, 1948, mother's maiden name: Hockhemier, represented by DR. PALFI ENDRE ISTVAN lawyer (mother's maiden name: Dr. Mosonyi Zsofia) who has evidenced his identity by his identity card no.: 571010 AA, and who has evidenced his signing authority by power of attorney, (the ,,SECURED PARTY") and

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17. KRAFT ELEKTRONIKAI ZARTKORUEN MUKODO RESZVENYTARSASAG, having its registered seat at H-1112 Budapest, Koerberki ut 36., registered by the Metropolitan Court of Budapest acting as Court of Registration under registration No. 01-10-044503 H-2537 , represented by Tibor Kovacs (mother's maiden name: [***]) who has evidenced her identity by her identity card no.: [***], and who has evidenced her signing authority by firm extract, (the ,CHARGOR").

Since [***] client does not understand the English language, I requested to act as transaction witnesses the following persons:1/ [***] (born on [***], mother's maiden name [***]) as witness and

2/ [***] (born on [***], mother's maiden name [***]) as witness. The parties hereto have requested that I prepare in the form of a notarial deed the present

                               SECURITY AGREEMENT


                              W I T N E S S E T H:
                              - - - - - - - - - -



      WHEREAS, pursuant to a Securities Purchase Agreement ("SECURITIES PURCHASE AGREEMENT") dated on or around the date hereof, by and among the American United Global, Inc., with headquarters located at 108 Village Square #327, Somers, New York 10589, U.S.A. whose U.S. Federal Tax Identification Number is 95-4359228 (the "BORROWER"), the Secured Parties referred to above and Alpha Capital Aktiengesellschaft with headquarters at c/o Alpha Capital, AG 160 Central Park South #2701 New York, New York 10019, and certain ancillary agreements (collectively the "TRANSACTION DOCUMENTS") the Secured Parties severally, but not jointly, agrees to grant a loan facility ("LOAN") in a total principal amount equal to USD 5,700,000 to the Borrower which shall be evidenced by the issuance by the Borrower to such Secured Parties of the Borrower's senior secured convertible notes ("NOTES").

      WHEREAS, the Borrower is an affiliate of the Chargor and the Chargor acknowledges that it will derive substantial benefit from the making of an inter-company loan to be made from the Loan under the Securities Purchase Agreement to finance the purchasing of equipment for the Chargor.

      WHEREAS, in order to induce the Secured Parties to enter into the transactions contemplated by the Securities Purchase Agreement and the Notes, the Chargor has agreed to create Security Interests on the Collateral (each as defined below).

      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Certain Definitions.

            (a) As used in this Agreement, the following terms have the meanings specified below:

            "AGGREGATE LOAN AMOUNTS" means the aggregate of the Loan Amounts owing to all Secured Parties set out in Schedule A.

            "BUSINESS DAYS" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

            "CHARGE REGISTER" means the registry kept by the Hungarian Chamber of Notaries Public (or such other registry as from time to time applicable) for the registration of non-possessory charges on movable property.

            "CIVIL CODE" means Act IV of 1959 of the Civil Code of the Republic of Hungary, as amended.

            "COLLATERAL" has the meaning set forth in Section 2.

            "GOOD INDUSTRY PRACTICE" means at any time, in respect of any person, the exercise of that degree of skill, diligence, prudence, foresight and operating practice which would reasonably and ordinarily be expected from a skilled and experienced operator in the same type of business and undertaking as such person at such time.

            "LOAN AMOUNT" means with respect to each Secured Party, the amount set opposite the name of such Secured Party in Schedule A.

            "OBLIGATIONS" means, with respect to each Secured Party, the due and punctual payment of (i) the Loan Amount owing to such Secured Party, having a maturity date of June 12, 2009 as may be extended at the option of the respective Secured Party in accordance with the provisions of
      Section 1 (Maturity) of the Notes and (ii) interest on overdue amounts at a rate of 18% (eighteen percent) per annum from the date such amount was due, whether at maturity, by acceleration or otherwise, until the same is paid in full, and (iii) all other monetary obligations, including without limitation in respect of fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to such Secured Party under any of the Transaction Documents.

            "PERMITTED LIENS" means the following:

                  (i)  Liens  in  favor  of  the  Secured   Parties  and/or  the
      Collateral Agent pursuant to the Transaction Documents; and

                  (ii) Liens arising by mandatory provisions of applicable laws.

            "PERMITTED TRANSFER" means any conveyance, sale, lease, transfer, license or disposition (each a "TRANSFER") by Chargor of:

                  (i) inventory or upgrade or exchange of machinery, in either case, in the ordinary course of business and for usual and ordinary prices;

                  (ii) any assets in the ordinary course of business which are replaced by substitute assets acquired or leased; or

                  (iii) licenses and similar arrangements for the use of the property of Chargor in the ordinary course of business; or

                  (iv) any assets for fair market value, provided that immediately after giving effect to each such Transfer, the fair market value (with respect to each such asset, determined on or about the date of the Transfer thereof) of all assets subject to Transfer pursuant to this clause (iv) would not exceed USD 5,000; or

                  (v) with prior written consent of the Secured Parties, not to be unreasonably withheld.

            "SALE VALUE" means, with respect to any Collateral, the value thereof (expressed in U.S. Dollars) as proposed by the Collateral Agent and agreed to by the Chargor, provided that in the event that the Chargor shall not have agreed to any such proposal within 5 days thereof, the maximum value thereof (expressed in U.S. Dollars) determined by any independent valuation expert of recognized standing selected by the Collateral Agent using any reasonable method as would, in the reasonable judgment of such expert, allow for either of the following to occur, in accordance with the other terms and conditions of this Agreement, within no more than three months of the date such expert sends notice of the amount of such valuation to each of the Collateral Agent and the Chargor:
      (i) the sale or other disposition of such Collateral, or (ii) the entry by the Collateral Agent into an agreement with a reputable and financially sound third party for the purchase or assignment of such Collateral by such third party within no more than three months of the date of such agreement.

      (b) Terms used in this Agreement but not otherwise defined in this Agreement that are defined in the Transaction Documents shall have the respective meanings given such terms in the Transaction Documents as in effect on the date hereof and, by signing this Agreement, the Chargor acknowledges having received and reviewed a copy of each Transaction Document.

            2. Grant of Security Interests. As an inducement for each Secured Party to enter into the transactions contemplated by the Transaction Documents and to secure the complete and timely payment, performance and discharge in full, as the case may be, of the Obligations owing to such Secured Party, each Secured Party and the Chargor hereby create in favor of such Secured Party in accordance with Sections 262 (2) and (5) of the Civil Code a non-possessory security interest (each a "SECURITY INTEREST" and collectively the "SECURITY INTERESTS") in and to all of the following tangible movable assets of the Chargor (collectively, the "COLLATERAL"):

            (i) all inventory, equipment, fixtures and other tangible movable assets specifically set forth in Schedule B attached hereto, and

            (ii)  all   improvements,   accessions   on,   additions   to,   and
substitutions or replacements of the assets described in paragraph (i) above, created or acquired after March 31, 2006; and

            (iii) all tangible movable assets, created or acquired in the future.

            3. Registration of Security Interests. Each Security Interest shall be created by its registration in the Charge Register. Each Security Interest shall be effective from the date of its registration or, in case of any Collateral acquired or created by the Chargor hereafter, from such time as the Chargor acquires the right of disposal over such Collateral. The Chargor shall, immediately after the Security Interests having come into effect, register in its accounting system and indicate in all of its financial reports the fact that the Security Interests are created over the Collateral.

            4. Ranking; Application for Registration. Each Security Interest shall rank pari passu with each other Security Interest. The Chargor and each Secured Party hereby request the notary public to register the Security Interests in the Charge Register over the Collateral by entering a single registration of (i) the Collateral Agent as a representative of the Secured Parties opposite to the heading "chargeholder", (ii) the Aggregate Loan Amounts opposite to the heading "amount of the secured debt" and (iii), opposite to the heading "notes" a reference that each Security Interest shall be several by indicating each Secured Party and the Obligation owing to such Secured Party.

            5. Representations, Warranties, Covenants and Agreements of the Chargor. The Chargor represents and warrants to, and covenants and agrees with, each of the Secured Parties as follows:

            (a) The Chargor has the requisite corporate power and authority to enter into this Agreement and to otherwise carry out its obligations thereunder. The execution, delivery and performance by the Chargor of this Agreement and the registration of the Security Interests in the Charge Register in accordance with this Agreement have been duly authorized by all necessary action on the part of the Chargor and no further action is required by the Chargor.

            (b) Schedule B attached hereto is a complete and correct list of all inventory, equipment, fixtures and any other tangible movable assets of the Chargor as of March 31, 2006. The Chargor is the sole and (if required by law) registered owner of the Collateral set forth in Schedule B, free and clear of all Liens (other than Permitted Liens), and is fully authorized to grant the Security Interests in and to pledge the Collateral. So long as this Agreement shall be in effect, the Chargor shall not enter into any charge agreement covering any portion of the Collateral (except for agreements constituting Permitted Liens or charge in favor of the Secured Parties) without the prior consent of the Collateral Agent.

            (c) The Chargor has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where the existing Collateral is stored or located, except as set forth on Schedule C (the "Sites")

            (d) The Chargor has no knowledge of any claim that any Security Interest or the Chargor's ownership of any Collateral or any interest therein violates the rights of any third party. There has been no adverse decision of which the Chargor is aware as to the Chargor's exclusive (or nonexclusive, as the case may be) rights to use the Collateral in any jurisdiction, and, to the knowledge of the Chargor there is no proceeding involving said rights pending or threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

            (e) The Chargor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and (unless transferred by Permitted Transfers or pursuant to Section 13 (Conditions for Sale of Collateral by Chargor)) its Collateral at the Sites and may not relocate such books of account and records and the Collateral unless it delivers to the Collateral Agent at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States or the Republic of Hungary) and (ii) evidence that appropriate steps have been taken to maintain in favor of each Secured Party a valid, perfected and continuing first priority lien in the Collateral, securing the Obligations owing to such Secured Party.

            (f) Upon the performance of the registrations in the Charge Register, as set forth in Section 4 above, this Agreement creates in favor of each Secured Party a valid and perfected first priority security interest in the Collateral. Except for the registration of the Security Interests in the Charge Register, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either: (i) for the grant by the Chargor of, or the effectiveness of, the Security Interests granted hereby or for the execution, delivery and performance of this Agreement by the Chargor or (ii) for the perfection of or exercise by such Secured Party of its rights and remedies hereunder.

            (g) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Chargor is a party or by which the Chargor is bound. No consent (including, without limitation, from stock holders or creditors of the Chargor) is required for the Chargor to enter into and perform its obligations hereunder, other than consents already obtained by the Chargor.

            (h)   Unless  transferred  by  Permitted  Transfers  or  pursuant to
Section 13 (Conditions for Sale of Collateral by Chargor), the Chargor shall at all times maintain the Security Interests provided for hereunder as valid and perfected first priority security interests in the Collateral in favor of each Secured Party and insure that such Security Interests remain senior to all existing and hereafter created security interests and Liens. The Chargor hereby agrees to defend the same against any and all persons.

            (i) The Chargor shall promptly notify the Collateral Agent of the acquisition of any specific Collateral which may be charged by registration into specific registries other than the Charge Register, and execute and deliver all documents and generally perform any other action reasonably requested by the Collateral Agent which are necessary to create and register such specific non-possessory charge.

            (j) Unless by operation of mandatory provisions of laws, the Chargor shall protect the Collateral and will not allow any material Collateral to be abandoned, forfeited or dedicated to the public without the prior written consent of the Collateral Agent. Except pursuant to 13 (Conditions for Sale of Collateral by Chargor) hereof and other than Permitted Liens and Permitted
Transfers, the Chargor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent.

            (k) The Chargor shall keep the Collateral adequately insured by an insurer of recognized standing in favor of the Collateral Agent (for the benefit of the Secured Parties) against all risks which are customary for Hungarian companies carrying out similar activities to insure and not later than thirty
(30) days from the date hereof, deliver to the Collateral Agent a copy of the insurance policy certifying that the Collateral Agent (for the benefit of the Secured Parties) has been recorded as the beneficiary of such insurance up to an amount which equals to the Aggregate Loan Amount.

            (l) The Chargor shall maintain and use the Collateral in accordance with their intended purpose and Good Industry Practice so as to protect it from any material reduction in value and any and all material damages.

            (m) The Chargor shall, within ten (10) days of obtaining knowledge thereof, advise the Collateral Agent, in sufficient detail, of any claim, event, physical or legal fact that may adversely impact any material portion of the Collateral, and shall take all action necessary to protect the Collateral.

            (n) The Chargor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements or other instruments, documents, certificates and assurances and take such further action as necessary to perfect or protect any Security Interest.

            (o) The Chargor shall permit the Collateral Agent and its representatives and agents, upon prior written notice by the Collateral Agent (acting upon instruction of any Secured Party), to monitor whether the Chargor operates its business in accordance with Good Industry Practice, including the right to enter the Sites and Chargor's other premises to inspect the Collateral at any time during normal business hours, and to make copies of records pertaining to any material item of Collateral as may be reasonably requested by the Collateral Agent (acting upon instruction of any Secured Party) from time to time, all of which shall be at the sole cost and expense of (i) if an Event of Default shall have occurred and be continuing at the inception of such inspection, the Chargor, or (ii) in all other events, the Secured Party initiating such inspection.

            (p) The Chargor shall promptly notify the Collateral Agent in reasonable detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Chargor that reasonably would be expected to have an adverse impact on the Collateral as a whole, any Security Interest or the rights and remedies of the Secured Parties hereunder.

            (q) The Chargor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where violation is reasonably likely to have a material adverse effect on the Secured Parties' rights in the Collateral or Secured Parties' ability to foreclose on the Collateral.

            (r) The Chargor shall not cause or suffer to exist any Lien on the Collateral other than Permitted Liens without the prior written consent of the Collateral Agent.

            (s) The Chargor shall notify the Collateral Agent of any change in the Chargor's name, identity, chief place of business, chief executive office or residence within 30 days of such change.

      6.    Defaults.  Each  of the  following  events  shall  be an  "EVENT  OF
DEFAULT":

            (a)   the failure by the Borrower to perform any of the Obligations;

            (b) the occurrence of an Event of Default under and as defined in any Note; and

            (c) the Chargor breaches any representation, warranty, covenant or obligation under this Agreement, except in the case of a breach of a covenant or obligation which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days.

      7. Rights and Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default and the delivery to the Borrower of an Event of Default Redemption Notice (as defined in each Note), the Collateral Agent (on behalf of, and for the benefit of each Secured Party) shall become entitled to seek satisfaction from the Collateral on the third Business Day following the date of delivery of the Event of Default Redemption Notice and the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder, under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured creditor under the Civil Code. Without limitation, the Collateral Agent shall have the following rights and powers:

            (a) The Collateral Agent shall have the right to seek satisfaction of all of the Obligations owing to the Secured Parties from the Collateral via court execution, as provided under Section 255 (1) of the Civil Code.

            (b) The Collateral Agent shall have the right to take possession of the Collateral in accordance with Sections 257 and 258 (1) of the Civil Code. The Collateral Agent shall have the right to assign, sell, or otherwise dispose of and deliver all or any part of the Collateral (or designate a person who officially deals with granting loans against security and/or organizing public sales to do so) as provided under Sections 257 and 258 of the Civil Code, at public or private sale or otherwise, for a purchase price not less than the Sale Value, in U.S. Dollars (or an equivalent amount in any other currency selected by the Collateral Agent), for cash or on credit or for future delivery, in such portion or portions and at such time or times within a maximum period of fifteen
(15) months from the date of the Event of Default Redemption Notice giving rise thereto, and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable and as are in compliance with any applicable laws. Upon each such sale, assignment or other transfer of Collateral, the Collateral Agent and/or any Secured Party may purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Chargor, which are hereby waived and released.

            (c) The Collateral Agent shall have the right to seek satisfaction from the Collateral in such other manner as shall be permitted by the applicable laws at time of exercising such right.

            (d) The Collateral Agent may, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to this Section, execute and deliver (pursuant to the authority provided for in Section 11 (Power of Attorney; Further Assurances)) on behalf of the Chargor one or more instruments of assignment of the Collateral in form suitable for filing, recording or registration in any jurisdictions as the Secured Parties may determine advisable.

            8. Applications of Proceeds; Expenses. (a) The proceeds of any such sale or other disposition of the Collateral hereunder shall be applied first, to the reasonable expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Collateral Agent and/or Secured Parties in enforcing its rights hereunder and in connection with collecting, storing (if applicable) and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Chargor any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Chargor, in its capacity of charger under this Agreement, will not be liable for the deficiency. To the extent permitted by applicable law, the Chargor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Collateral Agent and/or Secured Parties.

            (b) The Chargor agrees to pay all out-of-pocket fees, costs and expenses reasonably incurred in connection with the registration of the Security Interests in the Charge Register, including, without limitation, any expenses of any searches reasonably required by the Collateral Agent. The Chargor shall also pay all other claims and charges (other than Permitted Liens) which in the reasonable opinion of the Collateral Agent and/or Secured Parties would reasonably be expected to prejudice, imperil or otherwise affect the Collateral or any Security Interest therein. Without prejudice to the provisions of Section 5(o) above, the Chargor will also, upon demand, pay to the Collateral Agent and/or Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent and/or Secured Parties may incur in connection with the inspection, custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.

      9. Responsibility for Collateral. Without prejudice to the provisions of Section 13 (Conditions for Sale of Collateral by Chargor) below, the Chargor shall maintain and protect the Collateral as a whole and provide without delay, upon occurrence of any material adverse change in the value of the Collateral, adequate security for the Obligations. For the avoidance of doubt, for the purposes of the previous sentence, a material adverse change shall mean any decrease in the aggregate fair market value of the Collateral exceeding USD 5,000.

      10. Term of Security Interest. Each Security Interest shall terminate on the date on which all payments under the respective Notes have been made in full or otherwise converted pursuant to the terms thereof and the respective Obligations have been paid or discharged in full. Upon such termination, the respective Secured Party, at the request of the Chargor to be delivered to the Collateral Agent, will release any consent required for cancellation of the Security Interest from the Charge Register or otherwise evidencing termination of the Security Interest. The Chargor shall be responsible for filing the application for cancellation with the Charge Register.

      11. Power of Attorney; Further Assurances. (a) The Chargor hereby authorizes the Collateral Agent (acting on behalf of each Secured Party), and its respective officers, agents, successors or assigns with full power of substitution, as the Chargor's true and lawful attorney-in-fact, with power, in the name of the Chargor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into its possession; (ii) to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Chargor, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, Liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Collateral Agent (acting on behalf of the Secured Parties), as the case may be, and at the Chargor's expense, at any time, or from time to time, all acts and things which the Collateral Agent, as the case may be, deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein, in order to effect the intent of this Agreement and the Notes, all as fully and effectually as the Chargor might or could do; and the Chargor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

      (b) On a continuing basis, the Chargor will make, execute, acknowledge, deliver, file and record, as the case may be, with the Charge Register all such instruments, and take all such action as necessary to perfect any Security Interest granted hereunder and otherwise to carry out the provisions of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a first priority security interest in all the Collateral.

      (c) The Chargor hereby agrees to co-operate in good faith with each Secured Party and the Collateral Agent, from time to time in the filing with the Charge Register, any amendments of the data recorded in the Charge Register with respect the Security Interest.

      12. Collateral Agent. (a) The Collateral Agent shall give prompt notice to each Secured Party of each notice or request required or permitted to be given to the Collateral Agent by the Chargor pursuant to the terms of this Agreement. The Collateral Agent will distribute to each Secured Party each instrument and other agreement received for its account and copies of all other communications received by the Collateral Agent from the Chargor for distribution to the Secured Parties by the Collateral Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Chargor under this Agreement shall be effected by the Secured Party through the Collateral Agent.

      (b) All Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement.

      13. Conditions for Sale of Collateral by Chargor. The Chargor shall be entitled to sell all or a portion of the Collateral to an unaffiliated purchaser for a net purchase price which is equal to or greater than the fair market value of such Collateral (the "PURCHASE PRICE") if such purchaser shall deliver the Purchase Price to the Secured Parties (on a pro-rata basis) for the prepayment of such portion of the outstanding principal amount of Notes held by the Secured Parties. Upon the Secured Parties' unconditional receipt of the Purchase Price, the Secured Parties' liens in any item of Collateral that is subject of the foregoing sale shall automatically terminate. Notwithstanding anything herein to the contrary, if, as a result of a potential sale of Collateral pursuant to the immediately preceding sentence, there shall remain an outstanding principal amount of Notes (including accrued interest thereon) then held by the Secured Parties, then such sale shall only be permitted if it would result in the receipt by the Secured Parties of a Purchase Price sufficient to prepay no less than 50% of the outstanding principal balance of the Notes.

      14. Notices. (a) Any and all notices or other communications or deliveries hereunder (including without limitation any Event of Default Redemption Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 12:00 p.m. (New York City time) on a Business Day, or (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 12:00 p.m. (New York City time) on any Business Day, or (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given, in each case if delivered to the following addresses:

If to the Borrower (this address being set forth solely for the purposes of evidencing the date of deemed receipt by the Borrower of an Event of Default Redemption Notice in the application of Section 7 (Rights and Remedies Upon Default) hereunder):

                  American United Global, Inc.
                  108 Village Square #327
                  Somers, New York 10589 USA
                  Telephone: 425-869-7410
                  Facsimile: 631-254-2136
                  Attention: Robert Rubin, CEO

      With a copy to:

                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas, 21st Floor
                  New York, New York  10018 USA
                  Telephone: 212-930-9700
                  Facsimile: 212-930-9725
                  Attention: Richard A. Friedman, Esq.

If to the Chargor:

                  Kraft Elektronikai Zartkoruen Mukodo Reszvenytarsasag, H-1112 Budapest
                  Koerberki ut 36.
                  Hungary
                  Mailing address: H-1506 Budapest, P. O. Box: 89, Hungary
                  Telephone: +36 1 248 2880
                  Facsimile: +36 1 248 2890


                  With a copy to:

                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas, 21st Floor
                  New York, New York 10018 USA
                  Telephone: 212-930-9700
                  Facsimile: 212-930-9725
                  Attention: Richard A. Friedman, Esq.


If to Smithfield Fiduciary LLC as Secured Party:
                  Smithfield Fiduciary LLC
                  c/o Highbridge Capital Management, LLC
                  9 West 57th Street, 27th Floor
                  New York, New York 10019 USA
                  Facsimile: (212) 751-0755
                  Attn: Ari J. Storch/Adam J. Chill

If to Iroquois Master Fund Ltd. as Secured Party:

                  Iroquois Master Fund Ltd.
                  641 Lexington Avenue 26th Floor
                  New York, New York 10022 USA
                  Facsimile:  (212) 207-3452
                  Telephone: (212) 974-3070
                  Attention:  Joshua Silverman

If to Rockmore Investment Master Fund, Ltd. as Secured Party:

                  Rockmore Investment Master Fund, Ltd.
                  650 Fifth Avenue 24th Floor
                  New York, New York 10019 USA
                  Facsimile:  (212) 258-2315
                  Telephone: (212) 803-5261
                  Attention:   Bruce Bernstein

If to Cranshire Capital, L.P. as Secured Party:

                  Cranshire Capital, L.P.
                  666 Dundee Road Suite 1901
                  Northbrook, Illinois 60062 USA
                  Facsimile:  (847) 784-9031
                  Telephone: (847) 562-9030
                  Attention:  Mitch Kopin

If to Grace Brothers, Ltd. as Secured Party:

                  Grace Brothers, Ltd.
                  1560 Sherman Ave
                  Evanston, Illinois 60201 USA
                  Facsimile:  (847) 733-0339
                  Telephone: (847) 733-1230
                  Attention:  Bradford T. Whitmore

If to RAQ LLC as Secured Party:

                  RAQ LLC
                  787 7th Avenue 48th Floor
                  New York, New York 10019 USA
                  Facsimile:  (212) 554-4490
                  Telephone: (212) 554-4300
                  Attention:  J. Jay Lobell
                              Steve Rocamboli

If to Paragon Capital, L.P. as Secured Party:

                  Paragon Capital, L.P.
                  110 East 59th St
                  New York, New York 10022 USA
                  Facsimile:  (212) 894-0279
                  Telephone: (212) 894-0275
                  Attention: Alan P. Donenfeld

If to Nite Capital, L.P. as Secured Party:

                  Nite Capital, L.P.
                  100 E Cook Avenue #201
                  Libertyville, Illinois 60048 USA
                  Facsimile:  (847) 968-2648
                  Telephone: (847) 968-2655
                  Attention:  Keith Goodman

If to Bristol Investment Fund, Ltd. as Secured Party:

                  c/o Bristol Investment Fund, Ltd.
                  10990 Wilshire Blvd #1410
                  Los Angeles, California 90024 USA
                  Facsimile:  (310) 696-0334
                  Telephone: (310) 696-0333
                  Attention:  Paul Kessler
                                    Amy Wong

If to Global Hunter Holdings, L.P. as Secured Party:

                  Global Hunter Holdings, L.P.
                  1808 Point de Vue Suite 1000
                  Ft. Mound, Texas 75022 USA
                  Facsimile:  (504) 525-5607
                  Telephone: (504) 527-0333
                  Attention:  Daniel O. Conwill

If to Hudson Bay Fund L.P. as Secured Party:

                  Hudson Bay Fund L.P.
                  120 Broadway  40th Floor
                  New York, New York 10271 USA
                  Facsimile:  (212) 571-1279
                  Telephone: (212) 571-1244
                  Attention:  Yoav Roth

If to Ronald Hart as Secured Party:

                  Ronald Hart
                  4821 Crestwood Drive
                  Little Rock, Arkansas 72207 USA
                  Telephone: (501) 265-0063

If to Kuekenhof Capital Management, LLC as Secured Party:

                  Kuekenhof Capital Management, LLC
                  22 Church St Suite #5
                  Ramsey, New Jersey 07446 USA
                  Facsimile:  (201) 995-1954
                  Telephone: (201) 995-1950
                  Attention:  Michael C. James

If to Simon Halegoua as Secured Party:

                  Simon Halegoua
                  1 Crescent Road
                  Belle Teere, New York 11777 USA
                  Telephone: (631) 928-9225
If to Isaak Halegoua as Secured Party:

                  Isaak Halegoua
                  1 Crescent Road
                  Belle Teere, New York 11777 USA
                  Telephone: (631) 928-9225

If to Audrey Halegoua as Secured Party:

                  Audrey Halegoua
                  1 Crescent Road
                  Belle Teere, New York 11777 USA
                  Telephone: (631) 928-9225


If to Smithfield Fiduciary LLC as the Collateral Agent:
                     Smithfield Fiduciary LLC
                  c/o Highbridge Capital Management, LLC
                  9 West 57th Street, 27th Floor
                  New York, New York 10019 USA
                  Facsimile: (212) 751-0755
                  Attn: Ari J. Storch/Adam J. Chill

            (b) All notices, communications and deliveries hereunder to or from the Chargor must be sent through the Collateral Agent. Any and all notices or other communications or deliveries made by the Chargor through the Collateral Agent shall be deemed to be properly sent by the Chargor to each Secured Party.


      15. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties' rights and remedies hereunder.

      16. Miscellaneous. (a) No course of dealing between the Chargor and the Collateral Agent or any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder, under the Notes or under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby, by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised through the Collateral Agent singly or concurrently.

            (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement signed by the parties hereto.

            (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

            (e) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

            (f) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions of this Agreement.

            (g) This Agreement shall be construed in accordance with the laws of the Republic of Hungary. The parties hereto irrevocably agree that the Hungarian courts shall have jurisdiction to settle any dispute, suit, action or proceedings which may arise out of or in connection with this Agreement.

            (h) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

 -----------------------******************************--------------------------

An unlimited number of official copies of the present deed may be issued to the Parties.____________________________________________________________________
I informed the clients that a notarial deed is enforceable if it contains
a) that the parties assume an obligation and due consideration therefor, or a unilateral obligation,__________________________________________________________
b) name of the obligee and the obligor,_________________________________________
c) subject, quantity (amount) and title of the obligation,______________________
d) term and way of fulfilment.__________________________________________________
Should the obligation be bound to a condition or point of time, it is necessary for the enforceability that the occurence of the condition or point of time is certified by a notarial deed.___________________________________________________

I, the undersigned notary substitute, have prepared this document on basis of the draft put at my disposal, have read it in front of the Parties, have explained to them its content and legal consequences, in particular with regard to its enforceability. The Parties have declared that the content of this document complies in all respects with their contractual intent and thus this document has been signed by the Parties, the interpreter and the transaction witnesses and by me.

Executed at the City of Budapest, on the 12th (twelve) day of June, 2006. (Two Thousand Six) Dr. Palfi Endre m.p. Smithfield Fiduciary LLC, Dr. Palfi Endre m.p. Iroquois Master Fund Ltd., Dr. Palfi Endre m.p. Rockmore Investment Master Fund, Ltd., Dr. Palfi Endre m.p. Cranshire Capital L.P., Dr. Palfi Endre m.p. Grace Brothers, Ltd., Dr. Palfi Endre m.p. RAQ, LLC, Dr. Palfi Endre m.p. Paragon Capital, L.P., Palfi Endre m.p. Nite Capital, L.P., Palfi Endre m.p. Bristol Investment Fund, Ltd., Palfi Endre m.p. Global Hunter Holdings, L.P., Palfi Endre m.p. Hudson Bay Fund L.P., Palfi Endre m.p. Ronald Hart, Palfi Endre m.p. Kuekenhof Capital Management, LLC, Palfi Endre m.p. Simon Halegoua, Palfi Endre m.p. Isaak Halegoua, Palfi Endre m.p. Audrey Halegoua, Tibor Kovacs m.p. Kraft Elektronikai Zartkoruen Mukodo Reszvenytarsasag. [***] m.p. interpreter and witness, [***] m.p. witness, [***] m.p. Notary.

It is hereby certified that the present Certified Office Copy being true and faithful copy of the original of the notarial deed deposited with the archives of Dr. Bokai Judit under registration number above.________________ Executed at the City of Budapest, on the 12th (twelve) day of June, 2006. (Two Thousand Six)

                                    [***]
                                    Notary

                                   SCHEDULE A


                                  LOAN AMOUNTS

--------------------------------------------------------------------------------

      NAME OF THE SECURED PARTIES                     LOAN AMOUNTS
--------------------------------------------------------------------------------

        Smithfield Fiduciary LLC                      USD 1,000,000
--------------------------------------------------------------------------------

       Iroquois Master Fund, Ltd.                      USD 600,000
--------------------------------------------------------------------------------

 Rockmore Investment Master Fund, Ltd.                 USD 500,000
--------------------------------------------------------------------------------

        Cranshire Capital, L.P.                        USD 500,000
--------------------------------------------------------------------------------

          Grace Brothers, Ltd.                        USD 1,250,000
--------------------------------------------------------------------------------

                RAQ, LLC                               USD 250,000
--------------------------------------------------------------------------------

          Paragon Capital L.P.                         USD 350,000
--------------------------------------------------------------------------------

           Nite Capital, L.P.                          USD 250,000
--------------------------------------------------------------------------------

     Bristol Investment Fund, Ltd.                     USD 250,000
--------------------------------------------------------------------------------

      Global Hunter Holdings, L.P.                     USD 250,000
--------------------------------------------------------------------------------

          Hudson Bay Fund L.P.                         USD 250,000
--------------------------------------------------------------------------------

              Ronald Hart                              USD 50,000
--------------------------------------------------------------------------------

   Kuekenhof Capital Management, LLC                   USD 100,000
--------------------------------------------------------------------------------

             Simon Halegoua                            USD 50,000
--------------------------------------------------------------------------------

             Isaak Halegoua                            USD 25,000
--------------------------------------------------------------------------------

            Audrey Halegoua                            USD 25,000
--------------------------------------------------------------------------------

         AGGREGATE LOAN AMOUNTS                       USD 5,700,000
--------------------------------------------------------------------------------

                                  SCHEDULE B


                  EXISTING INVENTORY, EQUIPMENT AND FIXTURES

                                  SCHEDULE C


                                    SITES



1.    H-1112 Budapest, Koerberki ut 36.

2.    H-9931 Hegyhatszentmarton, Fo utca 1.

3.    H-9900 Kormend, Hegyalja ut 14.


                                       3